Exhibit 99.1

Structure Therapeutics Reports First Quarter 2023 Financial Results and Recent Highlights

Oral GLP-1 agonist GSBR-1290 advancing into Phase 2a study in type 2 diabetes and obesity

Topline data from Phase 1b multiple ascending dose and Phase 2a studies of GSBR-1290 expected in second half 2023

SAN FRANCISCO and SHANGHAI – May 11, 2023 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic and pulmonary diseases, today reported financial results for the first quarter ended March 31, 2023, and highlighted recent corporate achievements.

“We are rapidly advancing GSBR-1290, our lead program in our oral GLP-1 franchise,” said Raymond Stevens, Ph.D., Founder and CEO of Structure Therapeutics. “Type 2 diabetes and obesity are increasing in prevalence worldwide and it is important to provide patients with options for these chronic and difficult-to-manage diseases. We look forward to moving our oral small molecule GSBR-1290 into type 2 diabetes and obesity patients in our Phase 2a study soon.”

Recent Highlights and Upcoming Milestones

GSBR-1290: Protocol amendment submitted to U.S. Food and Drug Administration (FDA) to transition to Phase 2a proof-of-concept study. GSBR-1290 is an orally-available, small molecule agonist of the GLP-1 receptor, a validated drug target for the treatment of type 2 diabetes (T2DM) and obesity. The Company has completed dosing in its Phase 1b multiple ascending dose (MAD) study of GSBR-1290 focused on safety, pharmacokinetics and tolerability in 24 healthy volunteers, and has submitted a protocol amendment to transition to a Phase 2a proof-of-concept study in T2DM and obesity. Topline data from the Phase 1b MAD and Phase 2a studies are expected in the second half of 2023.

First Quarter 2023 Financial Highlights

Cash Position: Cash, cash equivalents and short-term investments totaled $240.9 million at March 31, 2023. The Company expects its current cash, cash equivalents and short-term investments to fund operations through expected key clinical milestones through the end of 2025.

R&D Expenses: Research and development expenses were $13.1 million for the first quarter ended March 31, 2023, as compared to $8.5 million for the same period in 2022. The increase during the quarter was primarily due to the advancement of the Company’s GLP-1R franchise and other research programs and increases related to personnel expenses primarily due to stock-based compensation expense.

G&A Expenses: General and administrative expenses were $6.5 million for the first quarter ended March 31, 2023, as compared to $4.5 million for the same period in 2022. The increase during the quarter was primarily due to an increase in personnel costs related to increased stock-based compensation expense and headcount and an increase in professional service fees and other costs associated with operating as a publicly-traded company.

Net Loss: Net loss totaled $18.0 million for the first quarter of 2023 with non-cash stock-based compensation expense of $2.5 million, compared to $13.1 million for the first quarter of 2022 with non-cash stock-based compensation expense of $0.6 million.

About Structure Therapeutics

Structure Therapeutics is a leading clinical-stage biopharmaceutical company focused on discovering and developing innovative oral treatments for chronic metabolic and pulmonary conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the company has established a scientifically-driven, GPCR-targeted pipeline, featuring two wholly-owned proprietary clinical-stage small molecule compounds designed to surpass the limitations of traditional biologic and peptide therapies and be accessible to more patients around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s anticipated cash runway, any expectations regarding the safety or efficacy of GSBR-1290 and other candidates under development, the ability of GSBR-1290 to treat type 2 diabetes, obesity or related indications, plans with respect to regulatory submissions, the planned timing of the Company’s clinical trials, data results and continued development of GSBR-1290 and expectations regarding an oral development candidate targeting GLP-1R. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the impact of the ongoing COVID-19 pandemic, inflation, supply chain issues, rising interest rates and future bank failures on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2023	2022
Operating expenses:
Research and development	$13,135	$8,492
General and administrative	6,514	4,460
Total operating expenses	19,649	12,952
Loss from operations	(19,649)	(12,952)
Interest and other income (expense), net	1,699	(69)
Loss before provision for income taxes	(17,950)	(13,021)
Provision for income taxes	25	60
Net loss attributable to ordinary shareholders	$(17,975)	$(13,081)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.25)	$(1.44)
Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	71,655	9,063

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	MARCH 31,	DECEMBER 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$240,862	$90,841
Prepaid expenses and other current assets	5,293	2,248
Total current assets	246,155	93,089
Property and equipment, net	961	1,031
Operating right-of-use assets	178	262
Other non-current assets	59	3,463
Total assets	$247,353	$97,845
Liabilities, redeemable convertible preferred shares and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,945	$6,009
Accrued expenses and other current liabilities	5,889	6,741
Operating lease liabilities, current portion	168	260
Total current liabilities	11,002	13,010
Total liabilities	11,002	13,010
Redeemable convertible preferred shares issuable in series	—	199,975
Total shareholders’ equity (deficit)	236,351	(115,140)
Total liabilities, redeemable convertible preferred shares and shareholders’ equity (deficit)	$247,353	$97,845

Contacts:

Investors:

Jun Yoon, Chief Financial Officer

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com